Exhibit 3.2
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL METAL ENTERPRISES, INC.
(Pursuant to Section 242 of the General Corporation Law)
     International Metal Enterprises, Inc., a Delaware corporation organized and existing under the Delaware General Corporation Law, hereby certifies as follows:
1.	The name of the corporation is International Metal Enterprises, Inc. (the “Corporation”).

2.	The date of filing of the original Certificate of Incorporation with the Delaware Secretary of State was December 23, 2004 (the “Certificate”), and the name under which the Corporation was originally incorporated was International Metal Enterprises, Inc. The Certificate was amended and restated with the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State on February 18, 2005 (the “Restated Certificate”). The Restated Certificate was further amended and restated with the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State on March 24, 2005 (the “Second Restated Certificate”), which Second Restated Certificate was subsequently amended and restated on September 23, 2005 (the “Amended and Restated Certificate of Incorporation”).

3.	The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation by deleting the content of Article FIRST thereof in its entirety and inserting in lieu thereof the following:
“FIRST: The name of the corporation is Globe Specialty Metals, Inc. (hereinafter sometimes referred to as the “Corporation”).”
4.	This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted pursuant to the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the undersigned, being an authorized officer of International Metal Enterprises, Inc., has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation this 13th day of November, 2006.

INTERNATIONAL METAL ENTERPRISES, INC.
By:	/s/ Alan Kestenbaum
	Name:	Alan Kestenbaum
	Title:	Chief Executive Officer